SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                            ______________________

                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                March 3, 2000


                        Flexpoint Sensor Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


       0-24368                                          87-0620425
(Commission file number)                  (IRS employer identification no.)


    6906 South 300 West, Midvale, Utah                             84047
  (Address of principal executive offices)                     (Zip code)



                                (801) 568-5111
             (Registrant's telephone number, including area code)



                 This document contains a total of 50 pages.

Item 5. Other Events

    On March 3, 2000, the Company closed on a financing of up to $5,000,000 pursuant to a Securities Purchase Agreement, dated March 3, 2000 (the "Securities Purchase Agreement"). Under the terms of the financing, an investor initially provided the Company with proceeds of $2,000,000 (less a ten percent placement fee and other offering costs of investor and the Company of approximately $15,000) in exchange for an 8% Convertible Debenture (the "Debenture") in the principal amount of $2,000,000 and Series 2000-A Warrants (the "2000-A Warrants") exercisable for 1,283,697 shares of the Company's common stock for a four year period as further described below.

    Under the Securities Purchase Agreement and subject to certain contingencies, the investor has agreed to make additional investments of $500,000 each in April, May, June, July, August and September 2000. The additional investments will be reduced by a ten percent placement fee and certain offering costs. The terms of the subsequent investments provide that the investor will receive a Debenture in the principal amount of the funds invested plus 2000-A Warrants exercisable for a number of shares and at an exercise price described below.

    The following description of the Debenture and 2000-A Warrants is a summary, does not purport to be complete and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation, form of Debenture, Form of 2000-A Warrant agreement, the provisions of the Delaware General Corporation Law ("DGCL") and the other instruments defining the rights of security holders.

    The Debentures

    The Debentures are due and payable in full on or before March 1, 2001 and require the payment of quarterly interest payments at the rate of 8% per annum. The due date for the Debentures may be accelerated if the Company's stock price falls to $1 or less per share for five consecutive days or upon the happening of certain other events. The Company may redeem the Debentures within 180 days after March 3, 2000 at a redemption price (plus accrued and unpaid interest) equal to 125% of the aggregate principal amount of the Debenture. At the option of the Debenture holder, the Company is required to redeem the Debentures if the Company is in default of certain obligations under the Debenture agreement or if the average of the closing bid prices for the Company's common stock for five consecutive trading days is less than or equal to $1.00.

    At the option of the Debenture holder, the Debentures or any portion thereof and any accrued and unpaid interest thereon may be converted into shares of the Company's common stock at a conversion price equal to eighty percent of the lesser of (i) the average of the three lowest closing bid prices for the Company's common stock during the fifteen trading days preceding the date of the Securities Purchase Agreement, or (ii) the average of the three lowest closing bid prices for the Company's common stock during the fifteen trading days preceding the conversion date, subject to a maximum conversion price of $3.00 per share and a minimum conversion price of $1.00 per share. The conversion rights are also subject to adjustment in certain events.

    2000-A Warrants

    The 2000-A Warrants are exercisable in whole or in part at any time after November 15, 2000 through March 3, 2004. The 2000-A Warrants are exercisable for a number of shares of common stock equal to the aggregate principal amount of the Debentures issued at a closing divided by the conversion price of the Debentures as of the issue date of the related Debenture. The 2000-A Warrants are exercisable at a price equal to one hundred five percent of the lesser of
(i) the average of the three lowest closing bid prices for the Company's common stock during the fifteen trading days preceding the date of the Securities Purchase Agreement, or (ii) the average of the three lowest closing bid prices for the Company's common stock during the fifteen trading days preceding the exercise date, subject to a maximum conversion price of

$3.00 per share and a minimum conversion price of $1.00 per share. The conversion rights are also subject to adjustment in certain events.

    Registration Rights

    The Company has agreed to file one or more registration statements under the Securities Act to register for sale the shares of common stock issuable upon conversion of the Debentures and exercise of the 2000-A Warrants and to prosecute the same with diligence to effectiveness. All costs and expenses associated with the preparation, filing and prosecution of such registration statement(s) shall be borne by the Company. If the Company fails to cause such resale registration statement to become effective within the time periods set forth in the Securities Purchase Agreement, then during each 30 day period that the Company is not in compliance the Company is require to issued to the Debenture holder a number of shares of common stock equal to ten percent of the total number of shares of common stock issued.

    In addition, security holders owning Company securities convertible into 351,014 shares of common stock have piggy-back registration rights. These shares are expected to be registered for resale in the proposed resale registration statement.

    Possible Additional Dilution; Sale of Conversion Shares

    The value of existing shares of common stock will be diluted upon the conversion of the Debentures and upon exercise of the A-2000 Warrants. Additionally, the sale of common stock into which the Debentures are convertible or which will be issued upon exercise of warrants could have a negative impact on the trading price of the Company's common stock and could increase the volatility in the trading price of the common stock. Moreover, if the trading price of the common stock were to decrease, the number of shares issuable upon conversion of the Debentures and the exercise price of the 2000-A Warrants, which conversion price and exercise price are tied directly to the trading price, could result in substantial dilution to the Company other security holders.

    Additional Shares Available for Future Sale

    The shares of common stock issuable upon conversion of the Debentures and exercise of the 2000-A Warrants are expected to be freely available for resale into the public markets pursuant to an effective registration statement under the Securities Act. Sales of substantial amounts of such common stock in the public market could adversely effect prevailing market prices.

    Default Risk

    The Company's cash reserves are not sufficient to pay the principal or interest payments due under the Debentures. The Company expects that it will be required to raise additional fund to pay of the Debentures if the Debentures are not converted. The Company does not have any commitments for additional funding to pay off the Debentures . Moreover due date for the Debentures could be accelerated for reasons that are not directly under the Company's control, such as the Company's stock price falling to the $1 level for five consecutive trading days. As a result, the cannon predict with certainty when the Debentures will come due and there can be no assurance that the Company will have the financial resources to pay off the Debentures if and when the Debentures become due and payable. Failure to pay of the Debentures when due would have a material adverse effect on the Company and may result in the Company ceasing operations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        a. Financial Statements of Businesses Acquired.

           Not applicable.

        b. Pro Forma Financial Information.

           Not applicable.

        c. Exhibits.


Number         Description
------         ---------

10.1 Securities Purchase Agreement between the Company and Aspen Capital Resources, LLC, dated March 3, 2000



                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 16, 2000                     FLEXPOINT SENSOR SYSTEMS, INC.




                                         By    /s/ Douglas M. Odom
                                            -------------------------
                                            Douglas M. Odom
                                            President, Chief Executive Officer
                                            and Director